Exhibit 1.01

Conflict Minerals Report of Donaldson Company, Inc.
In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

1. Introduction and Summary

This report for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements pursuant to Section 13(p) of the Securities and Exchange Act of 1934 (Section 13(p)). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (Conflict Minerals); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (DRC) or any adjoining country that shares an internationally recognized border with the DRC (collectively referred to as the Covered Countries). These requirements apply to registrants regardless of the geographic origin of the Conflict Minerals or whether they fund armed conflict.

Donaldson Company, Inc. (Donaldson or the Company) determined Conflict Minerals were necessary to the functionality or production of products we manufactured or contracted to be manufactured during the 2022 calendar year. Therefore, Donaldson conducted a reasonable country of origin inquiry (RCOI) in good faith to determine whether any of the Conflict Minerals in its products originated in the Covered Countries. Based on its RCOI, Donaldson has concluded that it cannot exclude the possibility that its products contain Conflict Minerals that originated in the Covered Countries and, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the Conflict Minerals in question to determine whether its products are “DRC Conflict Free”. Donaldson designed its due diligence measures to conform, in all material respects, with the nationally recognized due diligence framework in The Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, second edition and the related Supplements for gold and for tin, tantalum and tungsten (the OECD Guidance). As a result of our due diligence efforts, the Company has concluded some of the Conflict Minerals for the Company’s products originated in, or may have originated in, the Covered Countries and were not from recycled or scrap sources. The Company did not receive responses from all companies in its supply chain and most of the responses were at the company or division level.

2. Company Overview

Founded in 1915, Donaldson is a global leader in the filtration industry with sales, manufacturing and distribution locations around the world. Donaldson's innovative technologies are designed to solve complex filtration challenges and enhance customers' equipment.

3. Product Description

The Company’s reportable segments are Mobile Solutions, Industrial Solutions and Life Sciences.

The Mobile Solutions segment is organized based on a combination of customers and products and consists of the Off-Road, On-Road and Aftermarket business units. Within these business units, products consist of replacement filters for both air and liquid filtration applications as well as exhaust and emissions. Applications include air filtration systems, fuel and lube systems, exhaust and emissions systems, and sensors, indicators and monitoring systems. Mobile Solutions sells to OEMs in the construction, mining, agriculture and transportation end markets and to independent distributors, OEM dealer networks, private label accounts and large fleets.

The Industrial Solutions segment is organized based on product type and consists of the Industrial Filtration Solutions (IFS) and Aerospace and Defense business units. Within the IFS business unit, products consist of dust, fume and mist collectors, compressed air purification systems, air filtration systems for gas turbines, hydraulic applications as well as gas and liquid filtration for industrial processes. Aerospace and Defense products consist of air, fuel and lube filtration sold to the aerospace fixed-wing, rotorcraft and defense ground vehicle industries.

The Life Sciences segment consists of micro-environment gas and liquid filtration for food, beverage and industrial processes, bioprocessing equipment, including bioreactors and fermenters, polytetrafluoroethylene membrane-based products, as well as specialized air and gas filtration systems for applications including hard disk drives, semiconductor manufacturing, sensors, indicators and monitoring systems.

The Company manufactures and contracts to manufacture products containing Conflict Minerals. Conflict Minerals were identified in products from all of the Company’s reporting segments, Mobile Solutions, Industrial Solutions and Life Sciences.

The Company has adopted a Conflict Minerals Policy articulating our conflict minerals supply chain due diligence process and our commitment to our reporting obligations regarding conflict minerals:

Conflict Minerals Program & Policy
The ongoing conflict in the Democratic Republic of the Congo (DRC) is fueled in part from trade of “conflict minerals,” which are defined as tantalum, tin, tungsten, and gold or any of their derivatives. Donaldson will work with our supply chain partners to take reasonable steps to assure Conflict Minerals are not sourced by Donaldson or our supply chain partners in a way that would directly or indirectly benefit armed groups responsible for serious human rights abuses in the DRC or adjoining countries. Donaldson expects that our suppliers will comply with our requests to provide statements and perform due diligence about the source of any Conflict Minerals in their products which are provided to us.

The Conflict Minerals policy is posted on the Company’s website:
https://www.donaldson.com/en-us/conflict-minerals-policy/

4. Reasonable Country of Origin Inquiry

The Company developed a supply chain transparency program utilizing internal resources and a third-party vendor, Assent Inc. ("Assent"), to allow for the identification of each Smelter or Refiner (SOR) in the suppliers’ mineral supply chains.

Suppliers received an email via the third-party vendor system Assent Sustainability Manager (“ASM"), a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications, and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. Suppliers were requested to provide such SOR information through the Responsible Business Alliance – RBA and Global e-Sustainability Initiative (GeSI) Conflict Minerals Reporting Template (CMRT), version 6.22 or higher.

An escalation process was initiated for suppliers who continued to be non-responsive after the above contacts were made. This process included direct emails to the non-responsive suppliers.

The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT, which helps identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they address items such as the following:

•Incomplete data including missing SORs
•Responses that indicated a sourcing location without complete supporting information or
•Failure to meet acceptance criteria.

Certain of the responses provided by suppliers on the CMRT included the names of facilities listed by the suppliers as SORs. Donaldson Company, Inc. does not typically have a direct relationship with Conflict Minerals SORs and does not perform or direct audits of these entities within our supply chain. The Company’s third-party vendor Assent Inc. compared the facilities listed in the responses to the list of smelters maintained by the Responsible Minerals Initiative (RMI). If a supplier indicated the facility was certified as “Conflict-Free,” the third-party vendor confirmed the name was listed by RMI. Organizations that were identified by suppliers as SORs, but were invalid or undetermined, were contacted directly to clarify their status as an SOR.

All submitted declaration forms are accepted so that data is retained, but they are classified as valid or invalid based on a set criteria of validation errors (see appendix C for CMRT validation criteria). Suppliers are contacted regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Donaldson tracks program gaps to account for future improvement opportunities.

SORs
Attached as Appendix A is a list of the validated SORs as identified by the Company’s supply chain in their submitted CMRTs that appear on the RMI list. Because most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which SORs listed on Appendix A actually processed the Conflict Minerals contained in our products. Therefore, our list of processing SORs disclosed in Appendix A may contain more facilities than those that actually processed the Conflict Minerals contained in our products.

Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

Status	Number of identified smelters/refiners
RMAP Conformant	224
RMAP Active	8
Not Enrolled	89
Non-Conformant	24

However, the Assent Sustainability Manager also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

Country of Origin
Through reasonable due diligence practices, Donaldson Company, Inc. was able to take advantage of a broader set of country-of-origin data to complement efforts in establishing transparency in the supply chain. Based on the findings, Donaldson Company, Inc. was able to determine all the possible countries minerals (such as 3TGs) used in its product originated from. As such, Donaldson Company, Inc. can perform further due diligence on the source and chain of custody of the minerals in question.

Attached as Appendix B is a list of the countries of origin as identified by the RMI for the SORs included in Appendix A.

5. Due Diligence

The Company’s due diligence process is based on the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, second edition and accompanying Supplements. It is important to note the OECD Guidance was written for both upstream and downstream companies in the supply chain. Upstream companies refer to those between the mines and SORs. As such, the companies typically include mine operators, local traders, or exporters from the country of mineral origin, international concentrate traders, and SORs. Downstream companies refer to those entities between the SOR and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, OEMs, and retailers. As the Company is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

A summary of the due diligence measures undertaken by the Company is below:

Establish Strong Company Management Systems:

Internal Compliance Team
The Company’s management systems for Conflict Minerals covering the 2022 calendar year were sponsored by a Steering Committee whose members included the Senior Vice President and Chief Financial Officer, Vice President and General Counsel, Senior Vice President Global Operations, Senior Vice President Industrial Products and Senior Vice President Engine Products. Steering Committee members provide reports directly to the Audit Committee of the Board of Directors. The Steering Committee was supported by a Process Development Team consisting of subject matter experts from relevant functions such as Legal, Materials Compliance, Procurement, Sales, Engineering, and Internal Audit.

Conflict Minerals Policy
The Company’s Conflict Minerals policy is publicly available at:
https://www.donaldson.com/en-us/conflict-minerals-policy/

Control Systems
Donaldson Company Inc. expects all suppliers to have policies and procedures in place to ensure that they conduct due diligence on the source and chain of custody of the 3TGs used in the production of the products sold to the company. Since we do not typically have a direct relationship with Conflict Minerals SORs, we are engaged and actively cooperate with other major manufacturers in our business sector and other sectors, through our own efforts and those organized by trade associations. We also participate in or actively monitor the following industry-wide initiatives to disclose upstream parties in the supply chain: Member of the Responsible Business Alliance - RBA-GeSI RMI as well as other manufacturing industry consortiums including the National Association of Manufacturers, and the Manufacturers Alliance for Productivity and Innovation.

Controls include, but are not limited to, our Code of Conduct, which outlines expected behaviors for all Donaldson employees and third parties doing business with Donaldson, and our Policy regarding Conflict Minerals.

Supplier Engagement
Donaldson Company, Inc. has a strong relationship with Tier 1 direct suppliers. As an extremely important part of the supply chain, Donaldson Company, Inc. has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. Donaldson Company’s suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly fill a CMRT. Suppliers are provided guidance in their native language if needed.

With respect to the OECD requirement to strengthen engagement with suppliers to request a valid (free of validated errors) CMRT for the products that they supply to the Company, we have utilized the CMRT version 6.22 or higher and Assent's web-based reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests. We continue to observe a need to follow-up with suppliers to educate them on the Rule, Donaldson’s Conflict Minerals policy, and our expectations for their supply chain due diligence and reporting.

We have developed an internal procedure that includes a supplier risk identification process that then leads to further steps of supplier engagement in the form of escalations, such as in-person meetings and/or corrective actions. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative. Additionally, the Company’s Conflict Minerals Policy is included in supplier contracts, requiring new suppliers to read and accept the policy as a requirement of doing business with Donaldson Company, Inc.

The Company continues to place a strong emphasis on supplier education and training. To accomplish this, our third-party provider Assent's online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and 1:1 support resources. Donaldson Company, Inc. believes that the combination of the Supplier Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.

Grievance Mechanism
The Company continues to maintain multiple, third-party hosted, longstanding grievance mechanisms whereby employees and suppliers can report violations of Donaldson Company’s policies, including conflict minerals. Suppliers and others outside of Donaldson Company, Inc. may contact the Conflict Minerals Team, including to report grievances, via a dedicated email address that is published in the Conflict Minerals Policy and in other communications with suppliers. In addition, employees may anonymously report suspected violations using X Process. Any violations are reported to the Corporate Compliance Committee:

Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at https://secure.ethicspoint.com/domain/media/en/gui/19744/index.html

Maintain Records
The Company maintains a policy that documentation related to our Conflict Minerals compliance process will be retained for a period of at least five years. Through Assent, a document retention policy to retain conflict minerals-related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented and stores all of the information and findings from this process in a database that can be audited by internal or external parties.

Identifying and Assess Risks in the Supply Chain:

Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the Assent Sustainability Manager identifies automatically based on established criteria. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Company is unable to determine if all of the specified smelters/refiners were used for 3TGs in the products supplied to the Company.

Assent’s supplier risk assessment (flagging suppliers’ risk as high, medium, low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that takes into account multiple conflict minerals factors.

Smelter Risk Evaluation

The SORs and countries of origin listed by suppliers were matched against a database of verified SORs and associated mines. Verified SORs were matched against available lists of processors that have been certified by RMI’s internationally-recognized industry validation scheme, the Responsible Minerals Assurance Process – RMAP.

If the SOR was not certified by the RMAP, research was conducted to gain more information about the SOR’s sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SOR had taken to track the chain-of-custody on the source of its mineral ores.

Based on the smelter lists provided by suppliers via the CMRTs and the RMI-provided SOR sourcing information, the Company is aware that, in their supply chain, there are seventeen identified smelters sourcing from the Covered Countries that are certified conflict-free and a number of other smelters sourcing from other countries that are not disclosed at this time but are also certified conflict-free smelters. Many of the responses provided by suppliers are at the company or division level indicating they are still unable to provide SORs specific to the materials supplied to Donaldson.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.” Smelters not being certified DRC-Conflict Free pose a risk to the supply chain. Each facility that meets the RMI definition of a SOR of a Conflict Mineral is assigned a risk of high, medium or low based on five scoring criteria:

•Geographic proximity to the DRC and covered countries;
•known mineral source country of origin;
•RMAP audit status;
•credible evidence of unethical or conflict sourcing; and
•peer assessments conducted by credible third-party sources.

Per these criteria the following facilities have been identified as being of the highest concern to the supply chain:

Industrial Refining Company	CID002587
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
JSC Uralelectromed	CID000929
JSC Novosibirsk Refinery	CID000493
Moscow Special Alloys Processing Plant	CID001204
Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Prioksky Plant of Non-Ferrous Metals	CID001386
Sudan Gold Refinery	CID002567
African Gold Refinery	CID003185
Kaloti Precious Metals	CID002563
Nadezhda Metallurgical Plant of MMC Norilsk Nickel's Polar Division	CID004011
Fidelity Printers and Refiners Ltd.	CID002515
JSC "Kirovgrad Hard Alloys Plant"	CID003408
NPP Tyazhmetprom LLC	CID003416
Moliren Ltd.	CID002845
JSC Kolskaya Mining and Metallurgical Company (Kola MMC)	CID003233
Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Shandong Gold Smelting Co., Ltd.	CID001916

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor Assent, submissions that include any of the above facilities immediately receive a response instructing the supplier to take their own risk mitigation actions, including submission of product-specific CMRT to better identify the connection to products they supply to Donaldson.

Additionally, suppliers are evaluated on program strength, which further assists in identifying risk in the supply chain. At this stage in Conflict Minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. It has been decided that penalizing or failing them for working through the process is likely not the best approach as it does not meet the goals or spirit of the Rule; however, evaluating and tracking the strength of the program does meet the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:
•Does the supplier have a policy in place that includes DRC conflict-free sourcing?
•Has the supplier implemented due diligence measures for conflict-free sourcing?
•Does the supplier verify due diligence information received from its suppliers?
•Does the supplier’s verification process include corrective action management?

When a supplier meets these criteria, the supplier is deemed to have a strong program. When a supplier does not meet these criteria, the supplier is deemed to have a weaker program.

We calculate supplier risk based on the chances a supplier provides Conflict Minerals that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the SORs declared by that supplier on their CMRT.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through our third party, provided video and written training on Conflict Minerals and the CMRT. This training includes instructions on completing the form as well as Assent’s staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Design and Implement a Strategy to Respond to Identified Risks:

The Company, in conjunction with Assent, identified, assessed, and responded to risks in the supply chain. The status of this process is reported on a regular basis to the Company’s senior management.

The Company worked with its third-party vendor Assent to help improve the quality of the information provided to the Company by its supply chain and to help strengthen its Conflict Minerals programs through education and direct support. Where SOR risks were identified the actions taken were consistent with the Company’s Conflict Minerals policy. Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will assess if replacing that supplier is feasible.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these risks from the supply chain. In addition, feedback on supplier submissions is given directly to suppliers who are guided to the educational tools available to engage in mitigating the risk of SORs on the supply chain.

Carry Out Independent Third-Party Audit of Smelter/Refiners’ Due Diligence Practices:

The Company does not have any direct relationship with SORs and does not perform or direct audits on SORs identified by our supply chain. Instead, Donaldson relies on third-party audits performed by an internationally recognized validation organization. Donaldson is a member of RMI and therefore has access to RMI’s audit program. Through the Company’s membership with the RMI, smelters/refiners have been encouraged to participate in the RMAP. Any smelters/refiners that were reported by suppliers who were not part of the RMAP were also contacted directly by Assent to encourage them to participate in the RMAP as stated earlier.

Report Annually on Supply Chain Due Diligence:

The Form Specialized Disclosure (Form SD) and CMR for the year ended December 31, 2022 are contained herein and are publicly available at: https://ir.donaldson.com/financials/sec-filings/default.aspx. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein.

The Company believes the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our Covered Products (the products purchased or manufactured by Donaldson where conflict minerals are necessary to the functionality or production of the product).

Results in Due Diligence:

Using the data collected by our suppliers via the CMRT, we have compiled all reported legitimate SORs in the attached Appendix A. These facilities were assessed for risk level and further due diligence was completed for any supplier identifying smelters of concern. Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source Conflict Minerals, based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. Our goal is to continue to improve the responsiveness of our supply chain year over year and to mitigate the risk of suppliers sourcing from non-conformant facilities.

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten, and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Donaldson for the 2022 reporting year.

Year	Number of in-scope suppliers	Response rate
2022	1020	60.01%

6. Steps to Improve Due Diligence

Donaldson has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company’s products could originate from Conflict-Affected and High-Risk Areas:

•Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
◦Using a comprehensive smelter and refiner library with detailed status and notes for each entity.
◦Scanning for verifiable media sources on each smelter and refiner to flag risk issues.
◦Comparing the list of smelters/refiners against government watch and denied parties lists.
•Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.
•Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
•Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.
•Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

Appendix A – Smelter List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant
Gold	Materion	United States Of America	CID001113	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	Chugai Mining	Japan	CID000264	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Torecom	Korea, Republic Of	CID001955	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Morris and Watson	New Zealand	CID002282	In Communication
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Gold	Geib Refining Corporation	United States Of America	CID002459	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	SAAMP	France	CID002761	Conformant
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Active
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Active
Gold	Kundan Care Products Ltd.	India	CID003463	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Active
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Conformant
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Communication Suspended - Not Interested
Gold	MD Overseas	India	CID003548	In Communication
Gold	Metallix Refining Inc.	United States Of America	CID003557	In Communication
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Gold	WEEEREFINING	France	CID003615	Active
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Tantalum	AMG Brasil	Brazil	CID001076	Conformant

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Non Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Active
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Panca Mega Persada	Indonesia	CID001457	In Communication
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Timah Nusantara	Indonesia	CID001486	Active
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	In Communication
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tin	Super Ligas	Brazil	CID002756	Active
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Tin	PT Bangka Tin Industry	Indonesia	CID001419	In Communication
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	In Communication

Appendix B: Countries of Origin

Below is an aggregated list of the countries of origin from which the reported facilities collectively source 3TGs, based on information provided by suppliers and from the RMI.

Country of Origin
Afghanistan	Ethiopia	New Zealand
Ãland Islands	Finland	Nicaragua
Albania	France	Niger
American Samoa	Georgia	Nigeria
Andorra	Germany	Norway
Angola	Ghana	Panama
Argentina	Guam	Papua New Guinea
Armenia	Guatemala	Peru
Aruba	Guinea	Philippines
Australia	Guyana	Poland
Austria	Honduras	Portugal
Azerbaijan	Hong Kong	Russian Federation
Bahamas	Hungary	Rwanda
Barbados	India	Samoa
Belarus	Indonesia	Saudi Arabia
Belgium	Ireland	Senegal
Benin	Israel	Sierra Leone
Bermuda	Italy	Singapore
Bolivia (Plurinational State of)	Japan	Slovakia
Brazil	Jersey	Slovenia
Bulgaria	Kazakhstan	South Africa
Burkina Faso	Kenya	South Sudan
Burundi	Korea	Spain
Cambodia	Kyrgyzstan	Sudan
Canada	Liberia	Suriname
Central African Republic	Liechtenstein	Sweden
Chile	Lithuania	Switzerland
China	Luxembourg	Taiwan
Colombia	Madagascar	Tajikistan
Congo	Malaysia	Tanzania
Czechia	Mali	Thailand
Democratic Republic of Congo	Mauritania	Turkey
Djibouti	Mexico	Uganda
Dominica	Mongolia	United Arab Emirates
Dominican Republic	Morocco	United Kingdom
Ecuador	Mozambique	United States
Egypt	Myanmar	Uzbekistan
Eritrea	Namibia	Viet Nam
Estonia	Netherlands	Zambia
Zimbabwe

Appendix C: CMRT Declaration Rejection/Approval Criteria

Assent Sustainability Platform Logic Structure

The following tables map the Assent Sustainability Platform’s status outputs and CMRT logic structure when determining supplier conflict mineral statuses as displayed on the dashboard. Using this table, and referencing the CMRT questions listed above, users will be able to determine what answers were provided by their suppliers to earn their conflict minerals statuses.

Dashboard Supplier Response Statuses

Supplier Status	Description
Not Submitted	A CMRT has not been submitted by the supplier
Complete	A CMRT has been submitted, and is valid and complete
Incomplete	A supplier with parts associated to them has submitted a partially completed Product-Level or User-Defined CMRT
Invalid Submission	A CMRT has been submitted and deemed invalid based on contradicting responses in the template
Out of Scope	The supplier is out of scope for conflict minerals and does not need to be contacted